EXHIBIT 5.1

                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                                     LAWYERS



                                  June 7, 1999


99 Cents Only Stores
4000 East Union Pacific Avenue
City of Commerce, California 90023

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as
Exhibit 5.1 filed by 99 Cents Only Stores, a California corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 1,500,000 shares of Common Stock, no par value per share (the "Shares"), of the Company issuable pursuant to the Company's amended 1996 Stock Option Plan (the "Plan").

     We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.


                                   Respectfully submitted,

                                   /s/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP

                                   Troop Steuber Pasich Reddick & Tobey, LLP